Exhibit 99.1

CRM Holdings, Ltd. Announces Conference Call to Discuss Second-Quarter Results

          HAMILTON, Bermuda, July 24 /PRNewswire-FirstCall/ -- CRM Holdings, Ltd. ("CRM") (Nasdaq: CRMH), a leading provider of fee-based management and other services for workers' compensation self-insured groups in New York and California, today announced that it will conduct a conference call at 10:00 a.m. Eastern Time on Monday, August 7, 2006 to discuss the Company's financial results for its fiscal year 2006 second quarter, ended June 30.

          Hosting the call will be Daniel G. Hickey, Jr., Chairman and Co-Chief Executive Officer, Martin D. Rakoff, Deputy Chairman and Co-Chief Executive Officer, and James J. Scardino, Chief Financial Officer.

          To participate in the event by telephone, please dial 800-289-0494 five to ten minutes prior to the start time (to allow time for registration) and reference the conference passcode 8904350.  International callers should dial 913-981-5520.

          A digital replay of the call will be available on Monday, August 7 at approximately 1:00 p.m. Eastern Time through Monday, August 14 at midnight Eastern Time.  Dial 888-203-1112 and enter the conference ID number 8904350. International callers should dial 719-457-0820 and enter the same conference ID number.

          The conference call will also be webcast live over the internet and can be accessed by all interested parties at CRM's web site at http://www.CRMHoldingsLtd.bm/events.cfm.

          To monitor the live webcast, please go to this web site at least 15 minutes prior to the start of the call to register, download, and install any necessary audio software.  An audio replay of the event will be archived on CRM's web site, at http://www.CRMHoldingsLtd.bm/events.cfm, for 90 days.

          About CRM Holdings, Ltd.

          CRM is a leading provider of fee-based management and other services for workers' compensation self-insured groups in New York and California.  CRM has been in the business of forming and managing self-insured groups in New York since 1999.  In 2003 CRM expanded its business into California.  CRM provides self-insured groups with a comprehensive range of services, including assistance in the formation of groups, underwriting, risk assessment, safety and loss control services, medical bill review and case management, general management and recordkeeping, regulatory compliance and, in New York, claims management services.  CRM also acts as a broker by placing excess coverage insurance and any required surety bonds for the groups, and reinsures a portion of this excess coverage through its subsidiary, Twin Bridges.  Further information can be found on the CRM website at www.CRMHoldingsLtd.bm.

CRMH-E

Contact Information:
Mark Collinson
CCG Investor Relations
10960 Wilshire Blvd, Ste. 2050
Los Angeles, CA 90024
(310) 231-8600, ext. 117

SOURCE  CRM Holdings, Ltd.
          -0-                             07/24/2006
          /CONTACT:  Mark Collinson of CCG Investor Relations, +1-310-231-8600, ext. 117, for CRM Holdings, Ltd./
          /Web site:  http://www.CRMHoldingsLtd.bm/events.cfm./
          /Web site:  http://www.CRMHoldingsLtd.bm /
          (CRMH)